UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 16, 2008
(Date of earliest event reported)

Uniprop Manufactured Housing Communities Income Fund
(Exact name of registrant as specified in its charter)

Michigan		38-25930667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Daines Street, Suite 300, Birmingham, MI 48009
(Address of principal executive offices) (Zip Code)

248-645-9220
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

Effective May 16, 2008, Uniprop Manufactured Housing Communities Income Fund has entered into a Contract for Sale and Purchase of Real and Personal Property with a private buyer to purchase both the Kings Manor and Park of the Four Seasons communities. This Contract contains a 30 day Due Diligence period for the Buyer to make investigations into the physical and economic status of the property. At any time prior to the expiration of the Due Diligence period, the Buyer may terminate the contract. If the Buyer does not terminate the contract, the Buyer must deposit a $1,000,000 non-refundable deposit with the Escrow Agent. The Buyer then shall have 30 days after expiration of the Due Diligence period to close on the transaction.

While the Fund’s management believes that the buyer is financially capable of completing the proposed transaction and intends to consummate the purchase, there can be no assurance that the closing will occur on schedule or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIPROP MANUFACTURED HOUSING
COMMUNITIES INCOME FUND
(Registrant)

Dated: May 16, 2008

By: P.I. Associates Limited Partnership,
General Partner

By:/s/ Joel Schwartz
Joel Schwartz, Principal Financial Officer